Exhibit 99.1

      MUELLER INDUSTRIES, INC. DECLARES CASH DIVIDEND FOR FOURTH QUARTER

     MEMPHIS, Tenn., Nov. 10 /PRNewswire-FirstCall/ -- Mueller Industries, Inc. (NYSE: MLI), announced today that its Board of Directors has declared a regular quarterly dividend of 10 cents per share on its common stock. The dividend will be payable December 15, 2005, to shareholders of record on December 1, 2005.

     Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products. Mueller's operations are located throughout the United States and in Canada, Mexico, and Great Britain.

     Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the company's SEC filings.

SOURCE  Mueller Industries, Inc.
    -0-                             11/10/2005
    /CONTACT:  Kent A. McKee of Mueller Industries, Inc., +1-901-753-3208/
    (MLI)